                                                                    EXHIBIT 23.2





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Alliance Resource Partners, L.P. on Form S-3 of our report dated January 24, 2001, appearing in the Annual Report on Form 10-K, as amended on Form 10-K/A, of Alliance Resource Partners, L.P. for the year ended December 31, 2000.



/s/ DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
March 29, 2002